UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Lien Term Loan Credit Agreement

On September 28, 2012, MEMC Electronic Materials, Inc. (the “Company” or “MEMC”) entered into a Second Lien Credit Agreement (the “Second Lien Agreement”) with Goldman Sachs Bank USA, as administrative agent, sole lead arranger and sole syndication agent (“Goldman”), Goldman Sachs Bank USA and Deutsche Bank Securities Inc. (“Deutsche”), as joint bookrunners, and the lenders from time to time party thereto (the “Lenders”). The following summary is qualified by reference to the Second Lien Agreement filed herewith as Exhibit 10.1 and incorporated herein by this reference.

The Second Lien Agreement provides for a term loan to the Company (the “Term Loan”) maturing on October 2, 2017 (the “Maturity Date”), in an aggregate principal amount of $200 million, which Term Loan was fully drawn at the closing of the agreement on September 28, 2012. Amounts repaid under the Term Loan may not be redrawn in the future.

The obligations of the Company under the Term Loan are guaranteed by certain domestic subsidiaries of the Company pursuant to a guaranty agreement executed by each such subsidiary. The obligations of the Company and the guaranty obligations of the subsidiaries are secured by second priority liens on and security interests in substantially all present and future assets of the Company and the subsidiary guarantors, including a pledge of the capital stock of certain domestic and foreign subsidiaries of the Company.

Interest under the Term Loan will accrue, depending on the type of borrowing, at the base rate (in the case of base rate loans) or the eurocurrency rate (in the case of eurocurrency rate loans), plus, in each case, an applicable rate equal to 9.25% for the eurocurrency rate and 8.25% for the base rate. Interest is due and payable in arrears at the end of each interest period (no less than quarterly) and on the Maturity Date. Principal is due on the Maturity Date. The Company paid a closing fee in the amount of 2% of the gross proceeds at closing on September 28, 2012.

The Company may elect to prepay amounts due under the Term Loan with prior notice to the administrative agent. Any voluntary prepayments made on or prior to March 31, 2014 are subject to yield maintenance payments to the Lenders in an amount not less than 3.0% of the principal amount then being prepaid, which amount is subject to increase based upon changes in the eurocurrency rate. Voluntary prepayments made after March 31, 2014 but on or prior to March 31, 2015 are subject to a call premium of 3.0% of the principal amount then being prepaid. The call premium reduces to 1% for prepayments made after March 31, 2015 but on or prior to March 31, 2016. The Company may make prepayments after March 31, 2016 without penalty.

The Company is subject to mandatory prepayments under the Second Lien Agreement upon the receipt of asset sale proceeds or upon the receipt of proceeds from certain insurance or condemnation events, in each case subject to specified reinvestment rights, as well as upon the issuance of certain indebtedness. Mandatory prepayments with asset sale, insurance or condemnation proceeds may be made without penalty. Mandatory prepayments with the proceeds of indebtedness are subject to the same prepayment penalties as are applicable to voluntary prepayments.

The Second Lien Agreement contains covenants typical for credit arrangements of comparable size, including covenants that limit the Company's ability to create liens, make investments, incur additional indebtedness, dispose of assets, make certain payments or merge with or into another entity. In addition, the Company must maintain certain financial covenants typical for this type of arrangement, including minimum liquidity and a consolidated leverage ratio. The Company's obligations under the Second Lien Agreement may be accelerated upon the occurrence of certain events of default, including failure of the Company to make timely payments of principal, interest or fees, or the failure of the Company to comply with the various covenants set forth in the Second Lien Agreement. Any exercise of remedies by Goldman and the Lenders is subject to compliance with the intercreditor agreement entered into at the closing of the Second Lien Agreement between Goldman and Bank of America, N.A., as administrative agent under the First Lien Credit Facility, referenced below.

Goldman and Deutsche and/or their affiliates have from time to time performed, and may in the future perform, various services, including investment banking services, for the Company, for which they received or will receive customary fees and expenses.  They and/or their affiliates also are presently lenders under the First Lien Credit Facility (described below) and may, from time to time, hold the Company's equity or debt securities.

Fourth Amendment to Credit Agreement (First Lien Credit Facility)

Also on September 28, 2012, the Company and its subsidiary guarantors entered into the Fourth Amendment (the “Amendment”) to the Credit Agreement by and among the Company, the guarantors identified therein, the lenders identified therein and Bank of America, N.A., as administrative agent, lender, swing line lender and letter of credit issuer, originally executed on March 23, 2011 and amended on September 28, 2011, February 28, 2012 and May 8, 2012 (the “First Lien Credit Facility”). The First Lien Credit Facility provides for a senior secured revolving credit facility in an aggregate principal amount up to $400,000,000 and has a term ending March 23, 2014.

The obligations of the Company under the First Lien Credit Facility are guaranteed by certain domestic subsidiaries of the Company. The obligations of the Company and the guaranty obligations of the subsidiaries are secured by first priority liens on and security interests in substantially all present and future assets of the Company and the subsidiary guarantors, including a pledge of the capital stock of certain domestic and foreign subsidiaries of the Company.

Pursuant to the Amendment, a sufficient percentage of lenders consented to the Company incurring the indebtedness outstanding under the Term Loan and made certain conforming changes to the First Lien Credit Facility, including the addition of mandatory prepayment provisions applicable to specified asset sale transactions as well as the Company's receipt of proceeds from certain insurance or condemnation events and the incurrence of additional indebtedness. Any exercise of remedies by the administrative agent or the lenders party to the First Lien Credit Facility is subject to compliance with the intercreditor agreement entered into at the closing of the Second Lien Agreement between Goldman and Bank of America, N.A., as administrative agent under the First Lien Credit Facility.

Item 2.02. Results of Operations and Financial Condition
In its press release dated October 1, 2012, the Company reported on the 2012 third quarter cash balance. A copy of that press release accompanies this Form 8-K as Exhibit 99.1.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits Item

10.1	Second Lien Credit Agreement, dated September 28, 2012, by and among the Company, Goldman Sachs Bank USA; Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and the lenders party thereto.
10.2	Guaranty Agreement by and between each of the guarantor subsidiaries in favor of Goldman Sachs Bank USA as Administrative Agent for the benefit of itself and the secured parties named therein
10.3
Fourth Amendment to the Credit Agreement dated as of March 23 , 2011 (and amended on September 28, 2011, February 28, 2012 and May 8, 2012) by and among the Company, the guarantors identified therein, the lenders identified therein and Bank of America, N.A., as administrative agent.

99.1	Press release dated October 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.
Date:	October 2, 2012	By:	/s/ Bradley D. Kohn
Name: Bradley D. Kohn Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Number	Item
10.1	Second Lien Credit Agreement, dated September 28, 2012, by and among the Company, Goldman Sachs Bank USA; Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and the lenders party thereto.
10.2	Guaranty Agreement by and between each of the guarantor subsidiaries in favor of Goldman Sachs Bank USA as Administrative Agent for the benefit of itself and the secured parties named therein
10.3
Fourth Amendment to the Credit Agreement dated as of March 23 , 2011 (and amended on September 28, 2011, February 28, 2012 and May 8, 2012) by and among the Company, the guarantors identified therein, the lenders identified therein and Bank of America, N.A., as administrative agent.

99.1	Press release dated October 1, 2012.